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                                                                    EXHIBIT 10.6

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                                                                  CONFORMED COPY




                           MESSER GRIESHEIM HOLDING AG
                             AS SUBORDINATED LENDER

                              MESSER GRIESHEIM GMBH
                                   AS COMPANY


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                       HIGH YIELD SUBORDINATION AGREEMENT

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                                    CONTENTS


CLAUSE                                                                      PAGE

1.       Interpretation........................................................2

2.       Subordination (RANGRUCKTRITT) of Subordinated Liabilities.............6

3.       Covenants of the Subordinated Creditors...............................7

4.       Permitted Payments....................................................7

5.       Enforcement...........................................................8

6.       Waiver................................................................9

7.       Other Security and Dealings...........................................9

8.       Benefit of the Agreement.............................................10

9.       Notices, Amendments, Waiver..........................................10

10.      Counterparts.........................................................10

11.      Partial Invalidity; Waiver...........................................11

12.      Law..................................................................11

13.      Jurisdiction.........................................................11


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SUBORDINATION AGREEMENT is made the 16th day of May 2001

BETWEEN:

(1) MESSER GRIESHEIM HOLDING AG, a stock corporation (AKTIENGESELLSCHAFT) organised under the laws of the Federal Republic of Germany, which is registered in the commercial register of the local court (AMTSGERICHT) of Frankfurt am Main under HRB 42291 (the "SUBORDINATED LENDER"); and

(2) MESSER GRIESHEIM GMBH, a limited liability company organised under the laws of the Federal Republic of Germany, having its business address at Frankfurt Airport Center 1, C9, 60547 Frankfurt am Main, Germany, which is registered in the commercial register (HANDELSREGISTER) of the local court (AMTSGERICHT) of Frankfurt under HRB 7812 (the "COMPANY").

WHEREAS:

(A) Pursuant to a senior multi-currency term and revolving facilities agreement dated 28 April 2001 between, INTER ALIA, Cornelia Verwaltungsgesellschaft mbH, Goldman Sachs International as co-ordinating bank (the "CO-ORDINATING BANK"), Goldman Sachs International, Bayerische Hypo-und Vereinsbank AG, J.P. Morgan plc and The Royal Bank of Scotland plc as joint lead arrangers (the "SENIOR ARRANGERS"), Chase Manhattan International Limited as senior agent and as security trustee, and certain banks and financial institutions (the "LENDERS") and others (as amended, varied, novated, supplemented, superseded, increased or extended from time to time the "SENIOR CREDIT AGREEMENT"), the Lenders have agreed to grant certain facilities to those persons who become borrowers under the Senior Credit Agreement (the "SENIOR BORROWERS") and the Senior Borrowers together with those persons who become guarantors under the Senior Credit Agreement (the "SENIOR GUARANTORS") are the "OBLIGORS" and each an "OBLIGOR".

(B) Pursuant to a mezzanine loan agreement dated 28 April 2001 between, INTER ALIA, Cornelia Verwaltungsgesellschaft mbH, Goldman Sachs International as co-ordinating bank (the "MEZZANINE CO-ORDINATING BANK"), Goldman Sachs International, Bayerische Hypo-und Vereinsbank AG and The Royal Bank of Scotland plc as mezzanine joint lead arrangers (the "MEZZANINE ARRANGERS"), HypoVereinsbank Luxembourg Societe Anonyme as mezzanine agent (the "MEZZANINE AGENT") and Chase Manhattan International Limited as security trustee and certain banks and financial institutions (the "MEZZANINE LENDERS") and others (as amended, varied, novated, supplemented, superseded, increased or extended from time to time, the "MEZZANINE FACILITY AGREEMENT"), the Mezzanine Lenders have agreed to grant certain facilities to those persons who become borrowers under the Mezzanine Facility Agreement (the "MEZZANINE

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         BORROWERS") and the Mezzanine Borrowers together with those persons who become guarantors under the Mezzanine Facility Agreement (the "MEZZANINE GUARANTORS") are the "MEZZANINE OBLIGORS".

(C) Pursuant to an intercreditor deed dated 28 April 2001 and entered into between, INTER ALIA, the Lenders, the Mezzanine Lenders and the Company (as amended, varied, novated, supplemented, superseded, increased or extended from time to time the "INTERCREDITOR DEED"), the Mezzanine Outstandings (as defined below) have been subordinated behind claims of the Lenders under the Finance Documents (as defined below) as set out therein.

(D) By an indenture (the "INDENTURE") dated as of May 16, 2001 and made between the Subordinated Lender as issuer and The Bank of New York as trustee, the Subordinated Lender constituted up to EUR 550,000,000 of its senior notes due 2011 (the "HIGH YIELD NOTES", which term shall include any Exchange Notes and Additional Notes, in each case as defined in the Indenture), the gross proceeds of which are to be lent to the Borrower pursuant to the High Yield Proceeds Loan Agreement (as defined below) in order to allow the Borrower to prepay in full the Mezzanine Outstandings (as defined below) and EUR 60,000,000 principal amount of the Term A Facility and EUR 55,000,000 principal amount of the Term C Euro Facility (each as defined in the Senior Credit Agreement).

(E) The Subordinated Lender has entered into a subordinated loan agreement dated the same date as this Agreement with the Company (as amended, novated, supplemented, superseded or extended from time to time the "HIGH YIELD PROCEEDS LOAN AGREEMENT") in the form attached hereto as
         Schedule 1 (FORM OF HIGH YIELD PROCEEDS LOAN).

(F) It has been agreed between the parties hereto that any payment claims of the Subordinated Lender against the Company in relation to the High Yield Proceeds Loan Agreement shall be regulated and/or subordinated in the manner set out herein.

NOW IT IS HEREBY AGREED as follows:


1.       INTERPRETATION

1.1      In this Agreement:

         "ANCILLARY LIABILITIES" in relation to any of the Subordinated Liabilities and the Liabilities means:

         (a) any refinancing, novation (not being a transfer permitted by any Finance Document), refunding, deferral or permitted extension of any of the Subordinated Liabilities or the Liabilities;

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         (b)      any permitted further advance which may be made under any
                  agreement supplemental to any relevant facilities agreement relating to the Subordinated Liabilities or the Liabilities plus all interest, fees and costs in connection therewith;

         (c) any claim against any Obligor flowing from any recovery by an Obligor of a payment or discharge in respect of the Subordinated Liabilities or the Liabilities on the grounds of preference or otherwise; and

         (d) any amounts (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

         "ASSIGNMENT AGREEMENT" means the assignment agreement
         (SICHERUNGSABTRETUNG) dated on or about the date hereof between the Subordinated Lender as assignor and the Trustee as assignee.

         "BENEFICIARIES" means the Finance Parties.

         "DISCHARGE DATE" means the date on which all Liabilities have been fully paid and discharged to the satisfaction of the Security Trustee (acting reasonably), whether or not as a result of an enforcement.

         "HIGH YIELD PAYMENT DEFAULT" means a payment default under the High Yield Documents, relating to principal, premium, interest or otherwise, which is continuing. For clarification purposes, this does not include a cross-default under the High Yield Documents due to a non-payment of other debt.

         "HIGH YIELD PAYMENT DEFAULT DATE" means the date on which a High Yield Payment Default has occurred.

         "INSOLVENCY EVENT" means:

         (a) the appointment of an insolvency administrator in respect of the Company or any of its assets:

         (b) the shareholders of the Company pass a resolution for its dissolution, liquidation or winding up; or

         (c) the Company having commenced negotiations with its third-party creditors with a view to rescheduling or restructuring its indebtedness VIS-A-VIS such third party creditors (in whole or in part) by reason of its inability to meet payments of all such indebtedness on its due date for payment.

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         "LIABILITIES" means all present and future sums, liabilities and obligations payable or owing by any Obligor to any of the Beneficiaries (whether contractual or by operation of law) under, pursuant to or otherwise in connection with the Finance Documents together with all Ancillary Liabilities relating thereto.

         "MAJORITY BENEFICIARIES" means Majority Lenders as defined in the Senior Credit Agreement.

         "PAYMENT BLOCKAGE PERIOD" means the period for which the Security Trustee has issued a blockage notice to the Company (copied to the Subordinated Lender and to the Trustee) specifying that no payments may be made in respect of the Subordinated Liabilities for a specific period as a result of the occurrence of an Event of Default, PROVIDED
         THAT:

         (a) such blockage shall only last whilst such Event of Default is continuing;

         (b) such blockage will last for no longer than 179 days from the date such notice was served;

         (c) there can be no more than one such blockage notice served in any period of 365 days; and

         (d) no Event of Default that existed when a blockage notice was given can be the basis of a subsequent blockage notice.

         "PERMITTED PAYMENTS" means (i) interest payments under the High Yield Proceeds Loan at a rate no greater than the cash interest rate under the High Yield Notes (including, without limitation, after giving effect to any additional amounts payable under applicable tax gross-up provisions of the High Yield Notes and any special interest payable in the event of a registration default in respect of the High Yield Notes), (ii) the payment of principal amount due under the High Yield Proceeds Loan Agreement on the Repayment Date (as defined in the High Yield Proceeds Loan Agreement) and (iii) indemnity payments in accordance with Clause 6.1 of the High Yield Proceeds Loan Agreement.

         "SECURITY" means any encumbrance, hypothecation, guarantee, indemnity or other security or preferential arrangement, present or future, actual or contingent.

         "SECURITY TRUSTEE" means Chase Manhattan International Limited and any substitute or replacement trustee then acting on behalf of the Beneficiaries.

         "SENIOR PAYMENT DEFAULT" means a payment default under the Finance Documents which is continuing and relating to (i) the non-payment of principal

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         or interest or (ii) the non-payment of any other amount which, when aggregated with all other amounts not paid, exceeds EUR 1,000,000.

         "STANDSTILL PERIOD" means a period which begins on the High Yield Payment Default Date and ends on the first to occur of:

         (a) the expiry of 120 days from the date the Company or the Trustee has notified the Security Trustee in writing that there has been a High Yield Payment Default; and

         (b)      the date upon which an Insolvency Event occurs.

         "SHARE PLEDGE" means all pledges over shares in the Company granted as security for any of the Liabilities.

         "SUBORDINATED LIABILITIES" means all present and future sums, liabilities and obligations payable or owed by the Company to the Subordinated Lender under, pursuant to or in connection with the High Yield Proceeds Loan Agreement together with all Ancillary Liabilities relating thereto.

         "TRUSTEE", in relation to the High Yield Notes at any point in time, means The Bank of New York and any substitute or replacement trustee then acting on behalf of the holders of the High Yield Notes under the Indenture.

1.2 Terms and expressions defined in the Senior Credit Agreement shall have the same meaning in this Agreement except as otherwise defined herein.

1.3 Unless the context or the express provisions of this Agreement otherwise require, all references to a party include references to its permitted assignees and transferees and its successors in title and (where applicable) to any replacement or additional agent or Security Trustee.

1.4 Save where the contrary is indicated, any reference in this Agreement to:

1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

1.4.2 a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

1.5      Clause headings are for ease of reference only.

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2.       SUBORDINATION (RANGRUCKTRITT) OF SUBORDINATED LIABILITIES

2.1 In consideration of the Beneficiaries making or continuing to make advances or giving credit or granting other facilities or accommodation pursuant to the Senior Credit Agreement, the Subordinated Lender and the Company hereby agree and declare as follows:

2.2 Until the Discharge Date, the Subordinated Liabilities shall be irrevocably subordinated (TRETEN IM RANG ZURUCK) to all Liabilities and subject in right of payment to the extent and in the manner hereinafter set forth. The subordination effected hereunder shall also apply upon and after the application for the commencement of insolvency proceedings in relation to the Company (ANTRAG AUF EROFFNUNG DES INSOLVENZVERFAHRENS). The subordination shall continue to be effective upon any amendment, supplement, variation or novation of any of the Finance Documents.

2.3 Save to the extent permitted by Clause 4 (PERMITTED PAYMENTS), until the Discharge Date the Company will not make any prepayment or payment (whether in cash, by way of transfer of assets or otherwise) on account of or grant or permit to subsist any Security in respect of the Subordinated Liabilities other than Permitted High Yield Security nor shall the Subordinated Lender, save to the extent permitted by Clause 5 (ENFORCEMENT), be entitled to demand or receive any such payment or prepayment or Security other than Permitted High Yield Security or to commence any proceedings against the Company or take any action in respect of the Subordinated Liabilities or any part thereof (including, without limitation, the exercise of any right of set-off, counterclaim or lien or any action or step with a view to winding-up the Company).

2.4 In the event of payment or prepayment of principal, interest or otherwise (whether in cash, by way of transfer of assets or otherwise) being made to, or Security being held by the Subordinated Lender in breach of Clause 2.3, the Subordinated Lender will forthwith return to the Company any sum or other assets which shall have been received by it from the Company in consequence of such breach (which sum or other assets shall be deemed not to have reduced the liability of the Company to the Subordinated Lender) and until such payment or transfer the Subordinated Lender will hold such sums or other assets or such Security (as the case may be) on trust (TREUHANDERISCH) for the Company provided, however, that these provisions shall not constitute or create or be deemed to constitute or create any encumbrance or other security interest of any kind.

2.5 Other than as permitted under any of the Finance Documents neither the Subordinated Lender nor the Company shall knowingly take or omit to take any action whereby the subordination of the Subordinated Liabilities (or any part

                                        -6-

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         thereof) as contemplated in this Clause 2 might be terminated, impaired or adversely affected.


3.       COVENANTS OF THE SUBORDINATED CREDITORS

3.1 The Subordinated Lender hereby covenants that until the Discharge Date it will not, save to the extent permitted by Clause 4 (PERMITTED PAYMENTS) or Clause 5 (ENFORCEMENT) and save as expressly permitted by the Senior Credit Agreement (i) assign, pledge or otherwise dispose of the Subordinated Liabilities or any part thereof (except under Permitted High Yield Security); (ii) purport to set off at any time any amount payable by it to the Company against any amount of the Subordinated Liabilities; and (iii) enforce any of the Subordinated Liabilities if this would lead to the insolvency of the Company according to German law.

3.2 The Subordinated Lender and the Company hereby agree that the Subordinated Liabilities shall be personal liabilities (PERSONLICHE FORDERUNGEN) and as such shall not be assignable other than by way of the Assignment Agreement or as otherwise expressly permitted in this Agreement.

3.3 The Subordinated Lender and the Company hereby agree not to amend, supplement, release, cancel or waive, any term of the High Yield Proceeds Loan Agreement or this Agreement, save as permitted under Clause 23.24 of the Senior Credit Agreement, without the prior written consent of the Majority Beneficiaries, except as expressly set forth herein.

3.4 The Subordinated Lender and the Company hereby agree not to amend, supplement, release, cancel or waive, any term of the High Yield Proceeds Loan Agreement or this Agreement without the prior written consent of the Trustee (acting in accordance with the terms of the Indenture), except as expressly set forth herein.


4.       PERMITTED PAYMENTS

4.1 Prior to the Discharge Date and subject to Clauses 4.2 and 4.3 below, the Subordinated Lender shall be entitled to request a Permitted Payment and the Company shall be entitled to make a Permitted Payment to the extent that the payment or receipt is a payment in accordance with the terms of the High Yield Proceeds Loan Agreement, provided that any such Permitted Payment shall not be permitted to be made by the Company more than five Business Days prior to the corresponding payment due date under the High Yield Notes.

4.2 If a Senior Payment Default has occurred which is continuing, then no payments may be made or received in respect of any Subordinated Liability until the Senior Payment Default has been remedied or waived in writing or has ceased to exist.

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4.3      If any other Event of Default has occurred, no payments may be made during the Payment Blockage Period in respect of any Subordinated Liability.

4.4 The suspension of payments pursuant to this Agreement shall not be construed as a waiver by the Subordinated Lender of the Subordinated Liabilities, but shall mean that any payments not permitted shall be deferred (EINREDE DER STUNDUNG) as set out and to the extent set forth in Clause 5.2 of the High Yield Proceeds Loan Agreement until the first date thereafter on which such payment is permitted by this Agreement, at which date such payment shall fall due.

4.5 A failure to make any payments under the High Yield Notes by reason of any provision in this Agreement or in the High Yield Proceeds Loan Agreement shall not be construed as preventing or waiving the occurrence of a default under the High Yield Notes.


5.       ENFORCEMENT

         If at any time before the Discharge Date there occurs an event or circumstance which entitles the Subordinated Lender to terminate or accelerate the Subordinated Liabilities, or any event giving rise to an obligation of the Company to repay the Subordinated Liabilities, the Subordinated Lender shall promptly notify the Security Trustee of such event but the Subordinated Lender shall not, without the prior written consent of the Security Trustee (for and on behalf of the Beneficiaries):

         (a) terminate or accelerate any of the Subordinated Liabilities or otherwise declare any of the Subordinated Liabilities prematurely payable or due;

         (b) enforce the Subordinated Liabilities by attachment, execution or by initiating or supporting any insolvency proceedings;

         (c) demand or receive any Security in respect of the Subordinated Liabilities;

         (d) commence any proceedings against the Company in respect of the Subordinated Liabilities; or

         (e) take any other enforcement action in respect of the Subordinated Liabilities or any part thereof,

         unless (in the case of each of (a) through (e) above):

         (i)      a High Yield Payment Default has occurred which is continuing;
                  and

         (ii) the Standstill Period relating to such High Yield Payment Default has expired.

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         PROVIDED THAT upon the occurrence and during the continuance of a
         Senior Payment Default or a Payment Blockage Period, the Company will not be permitted to make, and the Subordinated Lender will not be permitted to retain, payment of any amount under the High Yield Proceeds Loan (except for the issuing of securities in lieu of payments that are subordinated at least to the same extent that the High Yield Proceeds Loan is subordinated to the Liabilities).


6.       WAIVER

         The Subordinated Lender hereby explicitly and irrevocably waives any and all of its rights and claims against the Company arising under or in relation to the Subordinated Liabilities upon the suspensive conditions (AUFSCHIEBENDE BEDINGUNGEN) of (i) the receipt of a notice by the Subordinated Lender from the Security Trustee (acting on behalf of the Beneficiaries) confirming that the shares in the Company which are secured pursuant to the Share Pledge have been sold pursuant to the enforcement of the Share Pledge, (ii) receipt of payment of the purchase price owing from the purchaser of such shares in the Company by the Security Trustee on behalf of the Beneficiaries and, to the extent the purchase price exceeds the Liabilities, receipt of such excess amount by the Subordinated Lender or, following the enforcement by the Trustee of its rights under the Assignment Agreement, by the Trustee (on behalf of the holders of the High Yield Notes) and (iii) the written explicit and irrevocable release by the Beneficiaries (or the Security Trustee on behalf of the Beneficiaries) of any and all Liabilities that remain outstanding following the application of proceeds from such sale of such shares in the Company towards satisfaction of the Liabilities.


7.       OTHER SECURITY AND DEALINGS

         The Subordinated Lender and the Company hereby agree that the subordination hereby effected shall be in addition to and shall not prejudice or affect any Security or any right or remedy of the Beneficiaries in respect of the Liabilities whether from the Company, Subordinated Lender (or any of them) or any other person nor shall the provisions hereof be prejudiced or affected by:

         (a) any Security or right or remedy of the Beneficiaries in respect of the Liabilities;

         (b) any time or indulgence granted by the Beneficiaries to the Company or to any other person;

         (c) any variation, amendment, supplement or extension of the terms of any Security in respect of the Liabilities;

         (d) any arrangement or compromise made between the Beneficiaries and any of the Company or any other person;

                                      -9-

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         (e)      any dealing with, exchange, release or invalidity of any
                  Security in respect of the Liabilities;

         (f) any omission on the part of the Beneficiaries to enforce any of their rights against any of the Company or any other person or any Security in respect of the Liabilities;

         (g) the filing for insolvency proceedings in relation to Subordinated Lender and/or the Company; and

         (h) any other fact or circumstance whatsoever whether or not similar to any of the foregoing which could or might in any way diminish the Subordinated Lender's or the Company's obligations or the rights of the Beneficiaries under this Agreement.


8.       BENEFIT OF THE AGREEMENT

         This Agreement is a contract for the benefit of the Beneficiaries (VERTRAG MIT SCHUTZWIRKUNG FUR DRITTE). The Subordinated Lender and the Company agree that upon an assignment and/or transfer of any rights and benefits of any Beneficiary under the Finance Documents the relevant assignee or transferee shall become a beneficiary under this Agreement.


9.       NOTICES, AMENDMENTS, WAIVER

9.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by facsimile or letter. Each communication shall be in German or English and if in German shall be accompanied by a translation thereof into English certified as being true and accurate by an officer of the person making or delivering the same if so requested.

9.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by written notice to the other parties hereto specified another address) be made or delivered to that other person at the addresses as set out on the execution pages hereof.

9.3 All amendments or supplements to this Agreement or any waiver with regard to this Agreement (including this Clause 9.3) shall be made in writing.

10.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute but one and the same instrument.

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11.      PARTIAL INVALIDITY; WAIVER

11.1 If at any time, one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The parties agree that such illegal, invalid or unenforceable provision shall be deemed replaced by such provision which comes as close as possible to the purpose of this Agreement.

11.2 No failure to exercise, nor any delay in exercising, on the part of the Security Trustee or the Trustee, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.


12.      LAW

         This Agreement shall be governed by and construed in accordance with German law.

13.      JURISDICTION

13.1 The Subordinated Lender and the Company irrevocably agree that the place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be Frankfurt am Main and, for such purposes, irrevocably submit to the jurisdiction of such courts.

13.2     The submission to the jurisdiction of the courts referred to in Clause
         13.1 shall not (and shall not be construed so as to) limit the right of any party hereto to take proceedings in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

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                                   SCHEDULE 1
                        FORM OF HIGH YIELD PROCEEDS LOAN

                                                                  Execution Copy


                           MESSER GRIESHEIM HOLDING AG
                                    AS LENDER

                                       AND

                              MESSER GRIESHEIM GMBH
                                   AS BORROWER


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                        HIGH YIELD PROCEEDS LOAN AGREEMENT

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    NOTE: THIS AGREEMENT IS SUBJECT TO THE TERMS OF A HIGH YIELD SUBORDINATION
                                    AGREEMENT


NOTE: ALL PAYMENT CLAIMS DUE TO THE LENDER UNDER THIS AGREEMENT HAVE BEEN ASSIGNED TO THE TRUSTEE IN RESPECT OF THE HIGH YIELD NOTES (AS THOSE TERMS ARE DEFINED HEREIN) PURSUANT TO AN ASSIGNMENT AGREEMENT DATED ON OR ABOUT THE DATE HEREOF.

                                      CONTENTS



CLAUSE                                                                  PAGE


ERROR! NO TABLE OF CONTENTS ENTRIES FOUND.

THIS AGREEMENT is made on the 16th day of May 2001

BETWEEN

(1) MESSER GRIESHEIM HOLDING AG, a stock corporation (AKTIENGESELLSCHAFT) organised under the laws of the Federal Republic of Germany, which is registered in the commercial register of the local court (AMTSGERICHT) Frankfurt am Main under HRB 50040 (the "LENDER"); and

(2) MESSER GRIESHEIM GMBH, a limited liability company organised under the laws of the Federal Republic of Germany, having its business address at Frankfurt Airport Center 1, C-9, 60547 Frankfurt am Main, Germany which is registered in the commercial register of the local court (AMTSGERICHT) of Frankfurt am Main under HRB 7812 or, during the Debtco Structure Period, Debtco (the "BORROWER").

WHEREAS:

(A) Pursuant to a mezzanine loan agreement dated 28 April 2001 between, INTER ALIA, Cornelia Verwaltungsgesellschaft mbH, Goldman Sachs International as co-ordinating bank (the "MEZZANINE CO-ORDINATING BANK"), Goldman Sachs International, Bayerische Hypo-und Vereinsbank AG and The Royal Bank of Scotland plc as mezzanine joint lead arrangers (the "MEZZANINE ARRANGERS"), HypoVereinsbank Luxembourg Societe Anonyme as mezzanine agent (the "MEZZANINE AGENT") and Chase Manhattan International Limited as security trustee and certain banks and financial institutions (the "MEZZANINE LENDERS") and others (as amended, varied, novated, supplemented, superseded, increased or extended from time to time, the "MEZZANINE FACILITY AGREEMENT"), the Mezzanine Lenders have agreed to grant certain facilities to those persons who become borrowers under the Mezzanine Facility Agreement (the "MEZZANINE BORROWERS") and the Mezzanine Borrowers together with those persons who become guarantors under the Mezzanine Facility Agreement (the "MEZZANINE GUARANTORS") are the "MEZZANINE OBLIGORS".

(B) By an indenture (the "INDENTURE") dated as of May 16, 2001 and made between the Lender as issuer and The Bank of New York as trustee, the Lender constituted up to EUR 550,000,000 of its senior notes due 2011 (the "HIGH YIELD NOTES", which term shall include any Exchange Notes and Additional Notes, in each case as defined in the Indenture). The gross proceeds of the High Yield Notes are lent to the Borrower pursuant to this Agreement in order to allow the Borrower to prepay in full the Outstandings (as defined in the Mezzanine Facility Agreement) and to allow the Borrower to prepay EUR 60,000,000 principal amount of the Term A Facility and EUR 55,000,000 principal amount of the Term C Euro Facility (each as defined in the Senior Credit Agreement).

1.       DEFINITIONS AND LANGUAGE

1.1      In this Agreement:

         "HIGH YIELD DOCUMENTS" has the meaning given to that term in the Senior Credit Agreement.

         "HIGH YIELD SUBORDINATION AGREEMENT" means the subordination agreement dated on or about the date hereof between the Lender as subordinated lender and the Borrower as company by which any payment claims of the Lender arising under this Agreement are subordinated to the claims of the Finance Parties (as defined in the Senior Credit Agreement) under, pursuant to or otherwise in connection with any of the Finance Documents (as defined in the Senior Credit Agreement).

         "PAYMENT INSTRUCTIONS" means the instruction letter dated the date of this Agreement and annexed hereto as Annex A, from the Borrower to the Lender relating to the payment of certain amounts of the Loan, as specified therein.

         "SENIOR CREDIT AGREEMENT" means the senior multi-currency term and revolving facilities agreement dated 28 April 2001 between, INTER ALIA, Cornelia Verwaltungsgesellschaft mbH, Goldman Sachs International as co-ordinating bank, Goldman Sachs International, Bayerische Hypo- und Vereinsbank AG, J.P. Morgan plc and The Royal Bank of Scotland plc as joint lead arrangers, Chase Manhattan International Limited as agent and as security trustee and certain banks and financial institutions and others (as amended, varied, novated, supplemented, superseded or extended from time to time).

1.2 Terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Senior Credit Agreement or the High Yield Subordination Agreement.

2.       LOAN PRINCIPAL AND DRAWDOWN

         The Lender shall, on the date of this Agreement, advance to the Borrower upon the terms hereof a loan in the amount of EUR 550,000,000 (in words: Euro five hundred and fifty million) (the "LOAN"). The Loan shall be made available by the Lender to the Borrower for value on the date of this Agreement to such accounts as specified in the Payment Instructions.

3.       TERM OF THE LOAN

3.1 Subject to Clause 5, the Loan shall be repaid in one sum five Business Days prior to June 1, 2011 (the "REPAYMENT DATE").

3.2 Subject to Clause 5, the Borrower shall procure that an amount equal to the aggregate principal amount of any High Yield Notes required to be repurchased, redeemed or repaid (whether at maturity, upon acceleration or otherwise or at the option of the Lender or otherwise) in accordance with the terms and conditions thereof shall be paid by the Borrower in prepayment of the Loan together with all other amounts (including, without limitation, interest) relating to the aggregate principal amount of such High Yield Notes owing by the Borrower. Any prepayment required to be made under this Clause 3.2 shall be made no earlier than five Business Days prior to the date upon which the Lender is required (or, as the case may be, wishes) to make such repurchase, redemption or repayment and the Lender hereby undertakes to notify the Borrower of such repurchase, redemption or repayment as soon as reasonably practicable after the date upon which it becomes aware of such repurchase, redemption or repayment.

3.3 The Borrower may not prepay or repay any or all of the Loan save as set forth in this Clause 3.

4.       INTEREST

4.1 The Loan shall accrue interest at a rate of 10.375% per annum (calculated on the basis of a 360-day year of twelve 30-day months); provided, however, that such rate shall be adjusted if and to the extent necessary to match any additional interest accruing on the High Yield Notes in respect of additional amounts payable under applicable tax gross-up provisions of the High Yield Notes and any special interest payable in the event of a registration default in respect of the High Yield Notes.

4.2 Subject to Clause 5, interest will be payable semi-annually in arrears no earlier than five Business Days prior to June 1 and December 1 of each year.

4.3 Payment of interest which has accrued but cannot be paid by reason of any restriction under Clause 5 below, shall be deferred as set out in Clause 5.2 below until the first date thereafter on which such payment is not so restricted, at which date it shall be due for payment.

5.       RESTRICTION ON PAYMENTS

5.1 Until the Discharge Date and notwithstanding any other provision of this Agreement, this Loan shall be subject to the terms of the High Yield Subordination Agreement, in particular neither the Lender nor the Borrower shall be entitled to make, receive or request any payment under this Agreement except as permitted in each case under the Senior Credit Agreement and the High Yield Subordination Agreement.

5.2 Subject to the second sentence of this Clause 5.2, any payment (whether principal, interest or otherwise) which would be due but cannot be paid by reason of Clause 5.1 shall be deferred (EINREDE DER STUNDUNG) until the first date thereafter on which such payment is not restricted under Clause 5.1, at which date it shall be due for payment. After the end of any Standstill Period (as defined in the High Yield Subordination Agreement), such payment shall cease to be so deferred in relation to an amount due and owing under this Agreement equal to the lesser of (i) the then outstanding amount due and owing under this Agreement and (ii) EUR 2,500,000, it being understood that any payment restrictions set out in the High Yield Subordination Agreement shall apply to such amount notwithstanding such exemption from the deferral.

6.       MISCELLANEOUS

6.1.1 The Borrower shall promptly indemnify the Lender against any reasonable cost or expense incurred by the Lender (A) in order to meet its obligations to pay (i) fees, (ii) costs and expenses relating to the offering, sale and exchange, financial reporting, listing, SEC registration and reporting and ongoing administration under any agreement related to the High Yield Notes, (iii) audit fees, (iv) legal expenses, (v) management fees and other expenses, or (B) in order to pay any other proper and necessary incidental expenses and other payments to enable the Lender to meet its obligations for the payment of administrative costs under any registration rights agreement and the purchase agreement, both entered into or to be entered into by the Lender in relation to the High Yield Notes, the Indenture and a paying agency agreement to be entered into by the Lender and a certain paying agent, in connection with the High Yield Notes.

6.1.2 The Borrower shall have the right to discharge the indemnity under this Clause 6.1 by directing the Lender in writing to pay (or direct the payment of) any such aforementioned costs and expenses directly or indirectly out of the proceeds of issue of the High Yield Notes (including, but without limitation, through the giving of Payment Instructions).

6.1.3 For the avoidance of doubt, the Borrower is not obliged under this Clause 6.1 to indemnify the Lender for any cost, expense or other payment either of, or relating to, interest or principal under the High Yield Notes.

6.2 Each of the parties hereby agrees not to amend, modify, release, cancel or waive any term of this High Yield Proceeds Loan Agreement without the prior written consent of the Trustee (acting in accordance with instructions from a majority of beneficial owners of the Notes), except as expressively provided for in the High Yield Subordination Agreement.

6.3 This Agreement shall be governed by and construed in accordance with German Law.

6.4 Exclusive place of jurisdiction for any disputes arising from or in connection with this Agreement shall be Frankfurt am Main.

6.5 All amendments to this Agreement or any waiver with regard to this Agreement (including this Clause 6.5) shall be made in writing.

6.6 If, at any time, one or more provisions hereof is or become invalid, illegal or unenforceable in any respect under the laws of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the provisions hereof or of such provision in any other jurisdiction. The parties agree that such illegal, invalid or unenforceable provision shall be deemed replaced by such provision which comes as close as possible to the purpose of this Agreement.

------------------------                    ------------------------
Place, Date                                 Place, Date



MESSER GRIESHEIM HOLDING AG                 MESSER GRIESHEIM GMBH


By:  ______________________                 By: ________________________

Name:    Klaus-Jurgen Schmieder*
Title:   Member of the Management Board

*ON BEHALF OF ALL MEMBERS OF THE            By: ________________________
MANAGEMENT BOARD PURSUANT TO A
RESOLUTION UNDER Section 78 IV 1 AKTG
DATED MAY 11, 2001

Clause 6.2 is acknowledged and agreed as of 16 May 2001:

By:  ________________________________
     The Bank of New York
      as Trustee




THIS AGREEMENT has been executed by the parties the day and year first above written.

                                                                 [ANNEX A TO THE

                                                             HIGH YIELD PROCEEDS

                                                                 LOAN AGREEMENT]



                              MESSER GRIESHEIM GMBH

                         Frankfurt Airport Center 1, C9

                            D-60547 Frankfurt am Main

                                     Germany

                                                                    May 16, 2001

MESSER GRIESHEIM HOLDING AG

Frankfurt Airport Center 1, C9

D-60547 Frankfurt am Main

Germany





Re:  PAYMENT INSTRUCTIONS

Ladies and Gentlemen:

                  We refer to the high yield proceeds loan agreement dated 16 May 2001 (the "HIGH YIELD PROCEEDS LOAN AGREEMENT"), between Messer Griesheim Holding AG and Messer Griesheim GmbH and the Purchase Agreement dated 11 May 2001 (the "PURCHASE AGREEMENT"), between Messer Griesheim Holding AG and Goldman Sachs International, as representative of the several purchasers named therein. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the High Yield Proceeds Loan Agreement.

                  With regard to Section 2 of the High Yield Proceeds Loan Agreement, we hereby instruct you to advance the Loan on the date hereof according to the following instructions:


---------------------------------------------- -------------------------------- --------------------------------------
Payee                                          Amount                           Payment details
---------------------------------------------- -------------------------------- --------------------------------------
Chase Manhattan International Limited (as      E115,271,552.06                  Swift Code:  CHASDEFX
agent for the lenders under the Senior                                          Chase Manhattan International Ltd,
Facilities Agreement)                                                           Frankfurt
                                                                                A/C 6001600037
                                                                                Favour:  Chase Manhattan
                                                                                International Ltd, London
                                                                                Swift Code:  CHASGB22
HypoVereinsbank, Luxembourg S.A. (as agent
for the lenders under the Mezzanine Facility   E401,579,333.33                  Swift Code:  HYVEDEMM
Agreement)                                                                      HypoVereinsbank Munich
                                                                                A/C 68104360
                                                                                For:  HypoVereinsbank, Luxembourg
                                                                                Swift Code:  HYVELULL
                                                                                Reference FKA-SFB

Goldman Sachs International (as                E14,375,000                      Swift Code:  BOFAGB22
representative of the several Purchasers                                        Bank of America N.A. London
named in Schedule I to the Purchase                                             A/C 16383028
Agreement in respect of our obligations                                         Acct:  Goldman Sachs International
under Clause 6.1 of the High Yield Proceeds                                     Ref:  Messer Gresheim Mezz
Loan Agreement)                                                                 Refinancing Fees

                                                                                Swift Code:  DEUTDEFF
Messer Griesheim GmbH                          E18,774,114.61                   Deutsche Bank
                                                                                A/C 0944488
---------------------------------------------- -------------------------------- --------------------------------------


                               [signature pages follow]

                                            Very truly yours,



                                            MESSER GRIESHEIM GMBH



                                            By:


                                            Name: Dr. Klaus-Jurgen Schmieder

                                            Title:   Chief Executive Officer

MESSER  GRIESHEIM HOLDING AG

ON BEHALF OF ALL MEMBERS OF THE MANAGEMENT BOARD PURSUANT TO A RESOLUTION UNDER
Section 78 IV 1 AKTG DATED MAY 11, 2001

By:      /s/ DR. KLAUS-JURGEN SCHMIEDER
Name:    Dr. Klaus-Jurgen Schmieder
Title:   Member of the Management Board



Address:     Frankfurt Airport Center 1, C9
             D-60547 Frankfurt am Main
             Germany

Fax:         +49 69 508 205

Attention:   Vorstand




MESSER GRIESHEIM GMBH

By:      /s/

By:      /s/ S MESSER

Address:     Frankfurt Airport Center 1, C9
             D-60547 Frankfurt am Main
             Germany

Fax:         +49 69 508 205

Attention:   Geschaftsfuhrung


Clauses 3.4, 4.5, 6 (ii), 9, 10, 11, 12 and 13 are acknowledged and agreed as of 16 May 2001:

By:      /s/ SUNJEEVE PATEL
         The Bank of New York
         as Trustee